UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2014

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Limited Liability Company Interests Purchase Agreement

On November 17, 2014, Corridor MoGas, Inc., a wholly-owned subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), entered into a Limited Liability Company Interests Purchase Agreement (the “Purchase Agreement”) with MoGas Energy, LLC to acquire, for $125 million in cash, all of the interests in MoGas Pipeline, LLC and United Property Systems, LLC, which own and operate an approximately 263-mile interstate natural gas pipeline system which originates in northeast Missouri and extends into western Illinois and central Missouri (the “Pipeline System”), and certain related property.  The Pipeline System, which is regulated by the Federal Energy Regulatory Commission, delivers natural gas to both investor-owned and municipal local distribution systems.  The Pipeline System maintains receipt points with Mississippi River Transmission Corporation in eastern St. Louis, Panhandle Eastern Pipe Line Company and Rockies Express Pipeline on the northern end of the system and delivers that natural gas at 22 delivery points.

The description of the Limited Liability Company Interests Purchase Agreement set forth in this Item 1.01 is qualified in its entirety by the full Limited Liability Company Interests Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8‑K.

Item 7.01	Regulation FD Disclosure

On November 17, 2014, the Company issued a press release announcing that it intends to commence a public offering of 13,000,000 shares of its common stock.  The offering will be made, subject to market and other conditions, pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3.  BofA Merrill Lynch and Wells Fargo Securities will act as joint book running managers for the offering.  The Company plans to use the net proceeds from the offering to partially finance the $125 million purchase price of the simultaneously announced anticipated acquisition of the ownership and operations of an interstate natural gas pipeline system which originates in northeast Missouri, and extends into western Illinois and central Missouri.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On November 17, 2014, the Company issued a press release announcing the Purchase Agreement described in Item 1.01 of this report.  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

2.1	Limited Liability Company Interests Purchase Agreement, dated November 17, 2014, by and among CorEnergy Infrastructure Trust, Inc. and MoGas Energy, LLC

99.1	Press Release announcing Proposed Offering of Common Stock, dated November 17, 2014

99.2	Press Release announcing entering into the Limited Liability Company Interests Purchase Agreement, dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 17, 2014	By:	/s Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

2.1	Limited Liability Company Interests Purchase Agreement, dated November 17, 2014, by and among CorEnergy Infrastructure Trust, Inc. and MoGas Energy, LLC.

99.1	Press Release announcing Proposed Offering of Common Stock, dated November 17, 2014.

99.2	Press Release announcing entering into the Limited Liability Company Interests Purchase Agreement, dated November 17, 2014.